Exhibit 10.19

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE STOCK

Issuer: Revcare, Inc., a Nevada corporation (the “Company”)

Number of Shares: 100,000, as the same may be from time to time adjusted pursuant to Article 2 hereof.

Class of Stock: Common

Exercise Price: $.25 per share as the same may be from time to time adjusted pursuant to Article 2 hereof.

Issue Date: August 5, 2004

Expiration Date: August 5, 2011

THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, BRIDGE BANK, NATIONAL ASSOCIATION (“Holder”) is entitled to purchase the number of fully paid and nonassessable Shares of the Company at the Exercise Price per Share set forth above (the “Shares”), subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1                                   EXERCISE.

1.1                                  Method of Exercise. This Warrant is exercisable, in whole or in part and in 50,000 share increments, at any time and from time to time on or before the Expiration Date set forth above. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise, in substantially the form attached as Appendix 1, to the principal office of Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to Company a check for the aggregate Exercise Price for Shares being purchased.

1.2                                  Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part in 50,000 share increments, into a number of Shares determined by dividing (a) the aggregate fair market value of Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Exercise Price of such Shares by (b) the fair market value of one Share. The fair market value of Shares shall be determined pursuant to Section 1.3.

1.3                                  Fair Market Value. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company’s stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by Company. In all other circumstances, such fees and expenses shall be paid by Holder.

1.4                                  Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, Company shall deliver to Holder certificates for Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing Shares not so acquired.

1.5                                  Replacement of Warrants. On receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to Company or, in the case of mutilation, on surrender and cancellation of this Warrant, Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6                                 Repurchase on Sale, Merger, or Consolidation of Company. For the purpose of this Warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets of Company, or any reorganization, consolidation, or merger of Company where the holders of Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction. Upon the closing of any Acquisition, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing, and the Exercise Price shall be adjusted accordingly; provided that if pursuant to such Acquisition the entire outstanding class of Shares issuable upon exercise of the unexercised portion of this Warrant are cancelled and the total consideration payable to the holders of such class of Shares consists entirely of cash, then, upon payment to the holder of this Warrant of an amount equal to the amount such holder would receive if such holder held Shares issuable upon exercise of the unexercised portion of this Warrant and such Shares were outstanding on the record date for the Acquisition less the aggregate Exercise Price of such Shares, this Warrant shall be cancelled.

ARTICLE 2                                   ADJUSTMENTS.

2.1                                  Stock Dividends, Splits, Etc. If Company declares or pays a dividend on its common stock (or Shares if Shares are securities other than common stock) payable in common stock or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if Shares are securities other than common stock, subdivides Shares in a transaction that increases the amount of common stock into which Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned Shares of record as of the date the dividend or subdivision occurred.

2.2                                  Reclassification, Exchange or Substitution. Except in the case of an Acquisition to which Section 1.6 is applicable, upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3                                  Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares as to which this warrant is exercisable shall be proportionately decreased.

2.4                                  Adjustments for Diluting Issuances. The Exercise Price and the number of Shares issuable upon exercise of this Warrant or, if Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of Shares, shall be subject to adjustment, from time to time in the manner set forth on Exhibit A in the event of Diluting Issuances (as defined on Exhibit A).

2.5                                  No Impairment. Company shall not, by amendment of its Articles/Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment. If Company takes any dilutive action affecting Shares or its common stock other than as described above that adversely affects Holder’s rights under this Warrant, the Exercise Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that such dilutive action is offset and the aggregate Exercise Price of this Warrant is unchanged.

2.6                                  Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.7                                  Certificate as to Adjustments. Upon each adjustment of the Exercise Price, Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.

ARTICLE 3                                   COVENANTS OF COMPANY

3.1                                  Valid Issuance. Company shall take all steps necessary to insure that all Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2                                  Notice of Certain Events. If Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company’s securities for cash, then, in connection with each such event, Company shall give Holder (1) in the case of the matters referred to in (a) and (b) above at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

3.3                                  Information. So long as the Holder holds this Warrant and/or any of the Shares, Company shall deliver to Holder (a) promptly, copies of all notices or other written communications to which Holder would be entitled if it held Shares as to which this Warrant was then exercisable and (b) such other financial statements required under and in accordance with any loan documents between Holder and Company, or if there are no such requirements or if the subject loan(s) are no longer outstanding, then within 45 days after the end of each of the first three quarters of each fiscal year, Company’s quarterly, unaudited financial statements and within 90 days after the end of each fiscal year, Company’s annual, audited financial statements.

3.4                                  Notice of Expiration. Company shall give Holder written notice of Holder’s right to exercise this Warrant in the form attached as Appendix 2 not more than 90 days and not less than 15 days before the Expiration Date and, in the case of an Acquisition to which the proviso of Section 1.6 shall be applicable, 15 days notice of such Acquisition. If the notice is not so given, the Expiration Date shall automatically be extended until 15 days after the date Company delivers the notice to Holder.

3.5                                  Registration Rights. The Company agrees that the Shares shall have the registration rights set forth on Exhibit B hereto.

ARTICLE 4                                   MISCELLANEOUS.

4.1                                  Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

4.2                                  Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to Company, as reasonably requested by Company). Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale.

4.3                                  Transfer Procedure. Subject to the provisions of Section 4.3 Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of Shares, if any) at any time to any other transferee acceptable to Company (which acceptance shall not be unreasonably withheld or delayed) by giving Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to Company for reissuance to the transferee(s) (and Holder if applicable). Unless Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with Company.

4.4                                  Notices. All notices and other communications from Company to Holder, or vice versa, shall be in writing and shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, or by overnight courier, at such address as may have been furnished to Company or Holder, as the case may be, in writing by Company or such Holder from time to time.

4.5                                  Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.6                                  Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed by its authorized officers, all as of the day and year first above written.

COMPANY:

REVCARE, INC., a Nevada corporation

By	/s/ Manuel Occiano
Name:	MANUEL OCCIANO
Title:	PRESIDENT

By:	/s/ Lee A. Shodiss
Name:	LEE A. SHODISS
Title:	SVP

APPENDIX 1

Notice of Exercise

1.                                       The undersigned hereby elects to purchase             shares of the Common Stock of                                                pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

1.                                       The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to                                             of the Shares covered by the Warrant.

2.                                       Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

Name:

Address:

3.                                       The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

(Signature)

(Date)

1

APPENDIX 2

Notice that Warrant Is About to Expire

[Insert Date of Notice]

To:                           Bridge Bank, National Association

Attn: Mike Field

2120 El Camino Real

Santa Clara, CA 95050

The Warrant issued to you described below will expire on

Issuer:

Issue Date:

Class of Security Issuable:

Exercise Price per Share:

Number of Shares Issuable:

Procedure for Exercise:

Please contact                      at (       )                 with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.

(Name of Issuer)

By

Its:

1

EXHIBIT A

Anti-Dilution Provisions

(For Common Stock Warrants Where

Anti-Dilution Protection is inadequate or Non-existent)

In the event of the issuance (a “Diluting Issuance”) by Company, after the Issue Date of the Warrant, of Common Stock (or options or other rights to subscribe thereto or securities convertible into or exchangeable for Common Stock) at a price per share less than the Exercise Price or less than the fair market value of the Common Stock at the date of such issuance, then the number of Shares issuable upon exercise of the Warrant and the Exercise Price, shall be adjusted as a result of Diluting Issuances in accordance with the following (provided that under no circumstances shall the aggregate Exercise Price payable by Holder upon exercise of the Warrant increase as a result of any adjustment arising from a Diluting Issuance):

1.             Definitions. As used in these Antidilution Provisions, the following terms have the following respective meanings:

(a)                                   “Option” means any right, option, or warrant to subscribe for, purchase, or otherwise acquire common stock or Convertible Securities.

(b)                                  “Convertible Securities” means any evidences of indebtedness, shares of stock, or other securities directly or indirectly convertible into or exchangeable for common stock.

(c)                                   “Issue”, means to grant, issue, self, assume, or fix a record date for determining persons entitled to receive, any security (including Options), whichever of the foregoing is the first to occur. Any variation of the term “Issue” including, without limitation, “Issuable”, “Issuance” or “Issued” shall have the same meaning as set forth in this section 1 (c).

(d)                                  “Additional Common Shares” means all common stock (including reissued shares) issued (or deemed to be issued pursuant to Section 2) after the date of the Warrant. Additional Common Shares does not include, however, any common stock issued in a transaction described in Sections 2.1 and 2.2 of the Warrant; any common stock Issued upon conversion of preferred stock outstanding on the date of the Warrant; the Shares; or common stock Issued as incentive or in a nonfinancing transaction to employees, officers, directors, or consultants to Company.

(e)                                   The shares of common stock ultimately Issuable upon exercise of an Option (including the shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security Issuable pursuant to an Option) are deemed to be Issued when the Option is Issued. The shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security (other than a Convertible Security Issued pursuant to an Option) shall be deemed Issued upon Issuance of the Convertible Security.

2.             Deemed Issuance of Additional Common Shares. The shares of common stock ultimately Issuable upon exercise of an Option (including the shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security Issuable pursuant to an Option) are deemed to be Issued when the Option is Issued. The shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security (other than a Convertible Security Issued pursuant to an Option) shall be deemed Issued upon Issuance of the Convertible Security. The maximum amount of common stock Issuable is determined without regard to any future adjustments permitted under the instrument creating the Options or Convertible Securities.

3.             Adjustment of Exercise Price for Diluting Issuances

3.1                    Weighted Average Adjustment. if Company issues Additional Common Shares after the date of the Warrant and the consideration per Additional Common Share (determined pursuant to Section 9) is less than the Exercise Price in effect immediately before such Issue, the Exercise Price shall be reduced, concurrently with such Issue, to a price (calculated to the nearest hundredth of a cent) determined by multiplying the Exercise Price by a fraction:

(a)                                    the numerator of which is the amount of such common stock outstanding immediately before such Issue plus the amount of common stock that the aggregate consideration received by Company for the Additional Common Shares would purchase at the Exercise Price in effect immediately before such Issue, and

(b)                                   the denominator of which is the amount of common stock outstanding immediately before such Issue plus the number of such Additional Common Shares.

3.2                    Adjustment of Number of Shares. Upon each adjustment of the Exercise Price, the number of Shares issuable upon exercise of the Warrant shall be increased to equal the quotient obtained by dividing (a) the product resulting from multiplying (i) the number of Shares issuable upon exercise of the Warrant and (ii) the Exercise Price, in each case as in effect immediately before such adjustment, by (b) the adjusted Exercise Price.

3.3                    Securities Deemed Outstanding. For the purpose of this Section 3, all securities issuable upon exercise of any outstanding Convertible Securities or Options, warrants, or other rights to acquire securities of Company shall be deemed to be outstanding.

4.             No Adjustment for Issuances Following Deemed Issuances. No adjustment to the Exercise Price shall be made upon the exercise of Options or conversion of Convertible Securities.

5.             Adjustment Following Changes in Terms of Options or Convertible Securities. If the consideration payable to, or the amount of common stock Issuable by, Company increases or decreases, respectively, pursuant to the terms of any outstanding Options or Convertible Securities, the Exercise Price shall be recomputed to reflect such increase or decrease. The recomputation shall be made as of the time of the Issuance of the Options or Convertible Securities. Any changes in the Exercise Price that occurred after such Issuance because other Additional Common Shares were Issued or deemed Issued shall also be recomputed.

6.             Recomputation Upon Expiration of Options or Convertible Securities. The Exercise Price computed upon the original Issue of any Options or Convertible Securities, and any subsequent adjustments based thereon, shall be recomputed when any Options or rights of conversion under Convertible Securities expire without having been exercised. In the case of Convertible Securities or Options for common stock, the Exercise Price shall be recomputed as if the only Additional Common Shares Issued were the shares of common stock actually Issued upon the exercise of such securities, if any, and as if the only consideration received therefor was the consideration actually received upon the Issue, exercise or conversion of the Options or Convertible Securities. In the case of Options for Convertible Securities, the Exercise Price shall be recomputed as if the only Convertible Securities Issued were the Convertible Securities actually Issued upon the exercise thereof, if any, and as if the only consideration received therefor was the consideration actually received by Company (determined pursuant to Section 9), if any, upon the Issue of the Options for the Convertible Securities.

7.             Limit on Readjustments. No readjustment of the Exercise Price pursuant to Sections 5 or 6 shall increase the Exercise Price more than the amount of any decrease made in respect of the Issue of any Options or Convertible Securities.

8.             30 Day Options. In the case of any Options that expire by their terms not more than 30 days after the date of Issue thereof, no adjustment of the Exercise Price shall be made until the expiration or exercise of all such Options.

9.             Computation of Consideration. The consideration received by Company for the Issue of any Additional Common Shares shall be computed as follows:

(a)                                    Cash shall be valued at the amount of cash received by Company, excluding amounts paid or payable for accrued interest or accrued dividends.

(b)                                   Property. Property other than cash shall be computed at the fair market value thereof at the time of the Issue as determined in good faith by the Board of Directors of Company.

(c)                                    Mixed Consideration. The consideration for Additional Common Shares Issued together with other property of Company for consideration that covers both shall be determined in good faith by the Board of Directors of Company.

(d)                                   Options and Convertible Securities. The consideration per Additional Common Share for Options and Convertible Securities shall be determined by dividing:

(i)                 the total amount, if any, received or receivable by Company for the Issue of the Options or Convertible Securities, plus the minimum amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to Company upon exercise of the Options or conversion of the Convertible Securities, by

(ii)              the maximum amount of common stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) ultimately Issuable upon the exercise of such Options or the conversion of such Convertible Securities.

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of August 5, 2004, is between Bridge Bank, National Association (“Purchaser”) and the Company whose name appears on the last page of this Agreement.

Recitals

A.                                     Concurrently with the execution of this Agreement, the Purchaser is purchasing from the Company a Warrant to Purchase Stock (the “Warrant”) pursuant to which Purchaser has the right to acquire from the Company the Shares (as defined in the Warrant).

B.                                       By this Agreement, the Purchaser and the Company desire to set forth the registration rights of the Shares all as provided herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.                                         Registration Rights.

1.1                                            Definitions. For purposes of this Section 1:

(a)                                          The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document;

(b)                                         The term “Registrable Securities” means (i) the Shares (if Common Stock) or all shares of Common Stock of the Company issuable or issued upon conversion of the Shares and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any stock referred to in (i).

(c)                                          The terms “Holder” or “Holders” means the Purchaser or qualifying transferees under subsection 1.8 hereof who hold Registrable Securities.

(d)                                         The term “SEC” means the Securities and Exchange Commission.

1.2                                            Company Registration.

(a)                                          Registration. If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration on Form S-1 or S-8 relating solely to employee stock option or purchase plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any other form (other than Form S-1, S-2, S-3 or S-18, or their successor forms) or any successor to such forms, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

(i)                                              promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(ii)                                           include in such registration (and compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 30 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection 1.2(b) below.

(b)                                         Underwriting. if the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 1.2(a)(i). In such event the right of any Holder to registration pursuant to this subsection 1.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

1.3                                             Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 1 including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, shall be borne by the Company except the Company shall not be required to pay underwriters’ fees, discounts or commissions relating to Registrable Securities. All expenses of any registered offering not otherwise borne by the Company shall be borne pro rata among the Holders participating in the offering and the Company.

1.4                                             Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Registration Rights Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in subsection 1.3, at its expense the Company will:

(a)                                         Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days.

(b)                                        Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)                                         Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)                                        Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)                                         In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)                                           Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

1.5                                             Indemnification.

(a)                                         The Company will indemnify each Holder of Registrable Securities and each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Registration Rights Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended, (“Exchange Act”) or any state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required of the Company in connection with any such registration, qualification of compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter specifically for use therein,

(b)                                        Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 1.5(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, (which consent shall not be unreasonably withheld); and provided further, that the total amount for which any Holder shall be liable under this subsection 1.5(b) shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

(c)                                         Each party entitled to indemnification under this subsection 1.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

1.6                                             Information by Holder. Any Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

1.7                                             Rule 144 Reporting. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company shall at all times:

(a)                                         make and keep public information available, as those terms are understood and defined in SEC Rule 144, after 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)                                        file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)                                         so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

1.8                                             Transfer of Registration Rights. Holders’ rights to cause the Company to register their securities and keep information available, granted to them by the Company under subsections 1.2 and 1.7 may be assigned to a transferee or assignee of a Holder’s Registrable Securities not sold to the public, provided, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. The Company may prohibit the transfer of any Holders’ rights under this subsection 1.8 to any proposed transferee or assignee who the Company reasonably believes is a competitor of the Company.

2.                                         General.

2.1                                             Waivers and Amendments. With the written consent of the record or beneficial holders of at least a majority of the Registrable Securities, the obligations of the Company and the rights of the Holders of the Registrable Securities under this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of

Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection 2.1.

2.2                                             Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

2.3                                             Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

2.4                                             Entire Agreement. Except as set forth below, this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

2.5                                             Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to Holder, at such Holder’s address as set forth below, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at the Company’s address set forth below, or at such other address as the Company shall have furnished to the Holder in writing.

2.6                                             Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreement s shall not in any way be affected or impaired thereby.

2.7                                             Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

2.8                                             Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

COMPANY:	REVCARE, INC. a Nevada corporation

	By	/s/ Manuel Occiano
	Name:	MANUEL OCCIANO
Title: Chairman of the Board, President or Vice
President

By	/s/ Alan Harrer
Name:	Alan Harrer
Title: Chief Financial Officer, Secretary,
Assistant Treasurer or Assistant Secretary

Address:

PURCHASER:	BRIDGE BANK, NATIONAL ASSOCIATION

	By	/s/ Lee A. Shodiss
	Name:	LEE A. SHODISS
SVP

Address: